ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces First Quarter 2026 Financial Results

First Quarter Financial Highlights:

•
Total revenues decreased $12.5 million year over year to $410.5 million. On an organic basis*, revenues decreased $8.6 million year over year, or 2.1%
•
Material Handling revenues decreased $7.4 million year over year to $150.5 million, while Construction Equipment and Master Distribution revenues decreased a combined $1.8 million year over year to $261.4 million. On an organic basis*, Material Handling and Construction Equipment segment revenues were down $4.7 million and $0.3 million year over year, respectively
•
Material Handling and Construction Equipment segments new and used equipment sales gross profit margins both remained stable year over year at 19.6% and 11.7%, respectively, and improved notably on a sequential basis
•
Service gross profit percentage increased 10 basis points year over year to 60.2%
•
Interest expense decreased $2.4 million year over year to $19.5 million in the quarter
•
Rental equipment sales increased 44.5% year over year to $30.2 million in the quarter
•
Rental fleet, gross book value decreased $59.5 million year over year to $524.6 million
•
Net cash provided by operating activities of $20.8 million
•
Net loss available to common stockholders of $(20.3) million
•
Basic and diluted net loss per share of $(0.62)
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.55)
•
Adjusted EBITDA* decreased $5.5 million year over year to $28.1 million

Livonia, MI. – May 7, 2026 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the first quarter ended March 31, 2026.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “While our first quarter financial performance and the harsh winter weather conditions served as a reminder of the seasonality of our business, we observed increased momentum within the quarter. We are proud of the steps taken to continue to optimize our rental fleet and are encouraged by the current trends emerging across our major segments, particularly within our Material Handing business. To that end, first quarter bookings of lift trucks in our Material Handling segment were 12.7% above the first quarter of last year, with March 2026 representing the highest monthly booking level for Alta since June of 2023. This more normalized and increased level of bookings continued through April, and we are bullish that our Material Handling segment’s equipment sales in 2026 will outperform 2025, as the segment’s equipment sales continued to increase versus year end. The increase in bookings was broad based and evident across our diverse end markets and geographies.”

Mr. Greenawalt continued, “For our Construction Equipment segment, industry volumes of general prime equipment in our regions continued to experience modest downward pressure, and our service and rental operations incurred an amplified negative impact from winter weather conditions year over year. While the delayed start to the construction season impacted first quarter results, we are pleased with the progress made to optimize our rental fleet as the team generated $26.3 million of rental equipment sales during the quarter driving further de-fleeting and better positioning the fleet to drive higher utilization in the coming quarters. This disciplined approach to rental fleet and inventory management helped to generate $20.8 million of operating cash flows in the quarter, representing a $38.3 million improvement compared to last year. Notably, the Balance Sheet optimization yielded $2.4 million of interest savings year over year. Also, new and used construction equipment gross margins improved 240 basis points sequentially, which we believe signals an improvement in the supply/demand dynamic in the heavy equipment marketplace. We continue to see strong quoting activity across our markets with demand particularly strong for heavy

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

earthmoving equipment in south Florida. As an important reminder, our construction business is levered to fully funded state and federal infrastructure projects that are expected to generate work for years to come as state DOT budgets in our geographies continue to increase and a federal highway reauthorization bill is expected in September. For our Master Distribution segment, we believe the first quarter marks the tail end of the tariff-induced margin compression that has impacted the segment since the beginning of last year as renegotiated OEM pricing and the U.S. Supreme Court’s recent ruling on the IPEEA tariffs will restore normal gross margins on our European sourced environmental processing equipment going forward.”

In conclusion, Mr. Greenawalt said, “While our first quarter results were challenged, we remain optimistic about the underlying fundamentals of our business, including the strength of our dealership-related operations, our growing backlog, improving customer sentiment, and the continued optimization of our rental fleet, particularly within our Construction Equipment segment. We remain focused on disciplined capital management, expanding market share in key geographies, and the optimization of our business. As we enter peak activity season, our 2,700 employees remain committed to serving our customers with the equipment and services needed to keep their businesses moving and their projects on schedule. Our business model is proven, encompasses a vast product portfolio, and enables our team to execute quickly and efficiently. After several years of industry retraction in our geographies, due to factors outside our control, we believe 2026 will provide for a pivot point that will validate the long-term strength and value of our dealership model.”

Full Year 2026 Financial Guidance and Other Financial Notes:

•
The Company updates our guidance range and now expects to report Adjusted EBITDA* between $167.5 million and $182.5 million for the 2026 fiscal year, primarily attributable to first quarter performance.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended March 31,		Increase (Decrease)
	2026	2025	2026 versus 2025
Revenues:
New and used equipment sales	$206.9	$221.7	$(14.8)	(6.7)%
Parts sales	71.2	72.0	(0.8)	(1.1)%
Service revenues	63.6	66.1	(2.5)	(3.8)%
Rental revenues	38.6	42.3	(3.7)	(8.7)%
Rental equipment sales	30.2	20.9	9.3	44.5%
Total revenues	410.5	423.0	(12.5)	(3.0)%
Cost of revenues:
New and used equipment sales	175.7	188.1	(12.4)	(6.6)%
Parts sales	47.6	47.6	—	—
Service revenues	25.3	26.4	(1.1)	(4.2)%
Rental revenues	4.0	5.0	(1.0)	(20.0)%
Rental depreciation	23.5	24.9	(1.4)	(5.6)%
Rental equipment sales	25.1	16.0	9.1	56.9%
Total cost of revenues	301.2	308.0	(6.8)	(2.2)%
Gross profit	109.3	115.0	(5.7)	(5.0)%
Selling, general and administrative expenses	108.2	106.7	1.5	1.4%
Non-rental depreciation and amortization	6.8	7.5	(0.7)	(9.3)%
Total operating expenses	115.0	114.2	0.8	0.7%
(Loss) income from operations	(5.7)	0.8	(6.5)	(812.5)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.0)	(3.2)	1.2	(37.5)%
Interest expense – other	(17.5)	(18.7)	1.2	(6.4)%
Other income	1.7	0.9	0.8	88.9%
Gain on divestiture	0.2	—	0.2	NM
Total other expense, net	(17.6)	(21.0)	3.4	(16.2)%
Loss before taxes	(23.3)	(20.2)	(3.1)	NM
Income tax (benefit) expense	(3.8)	0.7	(4.5)	NM
Net loss	(19.5)	(20.9)	1.4	NM
Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(20.3)	$(21.7)	$1.4	NM
Adjusted EBITDA(1)	$28.1	$33.6	$(5.5)	(16.4)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our Adjusted EBITDA to net loss, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s financial results for the quarter ended March 31, 2026. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group First Quarter 2026 Earnings Call and Webcast
Date:	Thursday, May 7, 2026
Time:	5:00 p.m. Eastern Time
Live call:	(833) 461-5787
International:	(585) 542-9983 https://help.events.q4inc.com/eahc/international-dial-in-numbers
Live call access code:	641486242
Webcast:	https://events.q4inc.com/attendee/641486242

The webcast replay will be archived through May 7, 2027.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment, and allied products. Alta has operated as an equipment dealership for 42 years and has over 80 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario, New Brunswick, and Quebec. Alta offers its customers a one-stop shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Some factors that may cause such differences include, but are not limited to: supply chain disruptions and inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us, our key suppliers or customers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; the impact of artificial intelligence, cyber or other security threats, or other disruptions to our businesses; fluctuations in interest rate levels and the relative tenor of those levels; an increase in the cost of diesel and unleaded gasoline where we are unable to hedge or pass through the increase to customers; the demand and market price for our equipment and product support; negative impacts related to customer payments; collective bargaining agreements and our relationship with our union-represented employees; a material increase in the volume of high-cost healthcare claims below our stop-loss insurance limit; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments, or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; changes in global economic and financial markets; and other risks and uncertainties identified in this presentation or indicated in the section entitled “Risk Factors” in Alta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjusted for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. We define organic revenue growth as revenue growth excluding the impact of acquisitions or divestitures that do not appear fully in both periods in the current and prior years. We believe organic revenue growth is a meaningful metric to investors as it provides a more consistent comparison of our revenues across reported periods as well as to industry peers. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contact

Investors:
Kevin Inda
SCR Partners, LLC

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

kevin@scr-ir.com
(225) 772-0254

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Cash	$23.9	$18.6
Accounts receivable, net of allowances of $11.3 as of both March 31, 2026 and December 31, 2025	192.0	186.7
Inventories, net	476.2	473.3
Prepaid expenses and other current assets	31.7	31.6
Total current assets	723.8	710.2

NON-CURRENT ASSETS
Property and equipment, net	69.0	73.3
Rental fleet, net	305.0	313.7
Operating lease right-of-use assets, net	105.7	108.3
Goodwill	77.4	77.8
Other intangible assets, net	46.4	48.0
Other assets	7.3	5.0
TOTAL ASSETS	$1,334.6	$1,336.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$246.7	$241.0
Floor plan payable – used and rental equipment	86.8	72.3
Current portion of long-term debt	11.1	11.0
Accounts payable	84.7	77.7
Customer deposits	12.0	15.0
Accrued expenses	55.5	45.3
Current operating lease liabilities	15.0	15.0
Current deferred revenue	12.7	13.7
Other current liabilities	3.3	4.0
Total current liabilities	527.8	495.0

NON-CURRENT LIABILITIES
Line of credit, net	204.8	211.3
Long-term debt, net of current portion	485.3	484.5
Finance lease obligations, net of current portion	26.2	28.2
Deferred revenue, net of current portion	5.0	5.0
Long-term operating lease liabilities, net of current portion	97.7	100.1
Deferred tax liabilities	11.3	14.6
Other liabilities	4.8	6.4
TOTAL LIABILITIES	1,362.9	1,345.1
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both March 31, 2026 and December 31, 2025 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,532,170 and 32,153,525 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	249.8	248.4
Treasury stock at cost, 2,904,614 shares of common stock held at both March 31, 2026 and December 31, 2025	(19.2)	(19.2)
Accumulated deficit	(256.7)	(236.4)
Accumulated other comprehensive loss	(2.2)	(1.6)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(28.3)	(8.8)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,334.6	$1,336.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
New and used equipment sales	$206.9	$221.7
Parts sales	71.2	72.0
Service revenues	63.6	66.1
Rental revenues	38.6	42.3
Rental equipment sales	30.2	20.9
Total revenues	410.5	423.0
Cost of revenues:
New and used equipment sales	175.7	188.1
Parts sales	47.6	47.6
Service revenues	25.3	26.4
Rental revenues	4.0	5.0
Rental depreciation	23.5	24.9
Rental equipment sales	25.1	16.0
Total cost of revenues	301.2	308.0
Gross profit	109.3	115.0
Selling, general and administrative expenses	108.2	106.7
Non-rental depreciation and amortization	6.8	7.5
Total operating expenses	115.0	114.2
(Loss) income from operations	(5.7)	0.8
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.0)	(3.2)
Interest expense – other	(17.5)	(18.7)
Other income	1.7	0.9
Gain on divestiture	0.2	—
Total other expense, net	(17.6)	(21.0)
Loss before taxes	(23.3)	(20.2)
Income tax (benefit) expense	(3.8)	0.7
Net loss	(19.5)	(20.9)
Preferred stock dividends	(0.8)	(0.8)
Net loss available to common stockholders	$(20.3)	$(21.7)
Basic loss per share	$(0.62)	$(0.65)
Diluted loss per share	$(0.62)	$(0.65)
Basic weighted average common shares outstanding	32,617,531	33,167,370
Diluted weighted average common shares outstanding	32,617,531	33,167,370

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(19.5)	$(20.9)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities
Depreciation and amortization	30.3	32.4
Amortization of debt discount and debt issuance costs	0.9	1.0
Gain on sale of property and rental equipment	(4.5)	(5.0)
Provision for inventory reserves	0.8	1.3
Provision for losses on accounts receivable	0.8	1.6
Gain on divestiture	(0.2)	—
Stock-based compensation expense	1.0	1.1
Changes in deferred income taxes	(3.2)	(2.1)
Other operating activities	(2.1)	(0.1)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(6.5)	(9.1)
Inventories	(38.8)	(41.6)
Proceeds from sale of rental equipment - rent-to-sell	26.8	18.6
Prepaid expenses and other assets	(0.2)	(3.1)
Manufacturers floor plans payable	21.5	(6.0)
Accounts payable, accrued expenses, leases, and other operating liabilities	13.7	14.4
Net cash provided by (used in) operating activities	20.8	(17.5)
INVESTING ACTIVITIES
Expenditures for rental equipment	(6.3)	(12.0)
Expenditures for property and equipment and intangibles	(3.0)	(1.7)
Proceeds from sale of property and equipment	1.6	0.2
Proceeds from sale of rental equipment - rent-to-rent	3.4	2.3
Acquisition of business, net of cash acquired	—	(2.9)
Proceeds from divestiture, net	1.5	—
Other investing activities	(0.7)	(0.2)
Net cash used in investing activities	(3.5)	(14.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	40.5	96.1
Principal payments on long-term debt and finance lease obligations	(49.6)	(61.6)
Proceeds from non-manufacturer floor plan payable	25.5	22.5
Payments on non-manufacturer floor plan payable	(26.6)	(24.0)
Preferred stock dividends paid	(0.8)	(0.8)
Common stock dividends declared and paid	—	(1.9)
Other financing activities	(0.9)	(0.8)
Net cash (used in) provided by financing activities	(11.9)	29.5

Effect of exchange rate changes on cash	(0.1)	—
NET CHANGE IN CASH	5.3	(2.3)

Cash, Beginning of year	18.6	13.4
Cash, End of period	$23.9	$11.1
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$30.0	$28.4
Supplemental disclosures of cash flow information
Cash paid for interest	$7.7	$9.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	March 31,	December 31,
Debt and Floor Plan Payables Analysis	2026	2025
Senior secured second lien notes	$500.0	$500.0
Line of credit	207.0	213.6
Floor plan payable – new equipment	246.7	241.0
Floor plan payable – used and rental equipment	86.8	72.3
Finance lease obligations	37.3	39.2
Total debt	$1,077.8	$1,066.1
Adjustments:
Floor plan payable – new equipment	(246.7)	(241.0)
Cash	(23.9)	(18.6)
Adjusted total net debt and floor plan payables(1)	$807.2	$806.5

	Three Months Ended March 31,
	2026	2025
Net loss available to common stockholders	$(20.3)	$(21.7)
Depreciation and amortization	30.3	32.4
Interest expense	19.5	21.9
Income tax (benefit) expense	(3.8)	0.7
EBITDA(1)	$25.7	$33.3
Transaction and consulting costs(2)	(0.1)	0.1
Gain on divestiture(3)	(0.2)	—
Share-based incentives(4)	1.0	1.1
Other expenses(5)	2.9	1.5
Preferred stock dividend(6)	0.8	0.8
Showroom-ready equipment interest expense(7)	(2.0)	(3.2)
Adjusted EBITDA(1)	$28.1	$33.6

	Three Months Ended March 31,
	2026	2025
Net loss available to common stockholders	$(20.3)	$(21.7)
Transaction and consulting costs(2)	(0.1)	0.1
Gain on divestitures(3)	(0.2)	—
Share-based incentives(4)	1.0	1.1
Other expenses(5)	2.9	1.5
Intangible amortization(8)	2.6	2.5
Income tax (benefit) expense(9)	(3.8)	0.7
Adjusted pre-tax net loss available to common stockholders(1)	$(17.9)	$(15.8)
Basic net loss per share	$(0.62)	$(0.65)
Diluted net loss per share	$(0.62)	$(0.65)
Adjusted basic pre-tax net loss per share(1)	$(0.55)	$(0.48)
Adjusted diluted pre-tax net loss per share(1)	$(0.55)	$(0.48)
Basic weighted average common shares outstanding	32,617,531	33,167,370
Diluted weighted average common shares outstanding	32,617,531	33,167,370

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development, acquisition, and divestiture activities, and associated legal and consulting costs

(3) One-time gain associated with the divestiture of one location of our battery shop business in New England

(4) Non-cash equity-based compensation expense

(5) Other non-recurring expenses inclusive of severance payments, cost redundancies, extraordinary demurrage fees, and suspended operations

(6) Expenses related to preferred stock dividend payments

(7) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(8) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(9) (Benefit) expense related to the income tax provision, including valuation allowance

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Consolidated Organic Revenues

	Organic Revenues
	Three Months Ended March 31,		Increase (Decrease)
	2026	2025	2026 versus 2025
Total revenues	$410.5	$423.0	$(12.5)	(3.0)%
Acquisition and divestitures revenues	0.9	4.8
Organic revenues:
New and used equipment sales	206.5	218.3	(11.8)	(5.4)%
Parts sales	71.1	72.0	(0.9)	(1.3)%
Service revenues	63.4	66.0	(2.6)	(3.9)%
Rental revenues	38.4	41.0	(2.6)	(6.3)%
Rental equipment sales	30.2	20.9	9.3	44.5%
Total organic revenues	$409.6	$418.2	$(8.6)	(2.1)%

Material Handling Organic Revenues

	Organic Revenues
	Three Months Ended March 31,		Increase (Decrease)
	2026	2025	2026 versus 2025
Total revenues	$150.5	$157.9	$(7.4)	(4.7)%
Acquisition and divestitures revenues	0.9	3.6
Organic revenues:
New and used equipment sales	72.4	75.0	(2.6)	(3.5)%
Parts sales	23.2	24.3	(1.1)	(4.5)%
Service revenues	33.8	34.0	(0.2)	(0.6)%
Rental revenues	16.3	17.5	(1.2)	(6.9)%
Rental equipment sales	3.9	3.5	0.4	11.4%
Total organic revenues	$149.6	$154.3	$(4.7)	(3.0)%

Construction Equipment Organic Revenues

	Organic Revenues
	Three Months Ended March 31,		Increase (Decrease)
	2026	2025	2026 versus 2025
Total revenues	$244.3	$245.8	$(1.5)	(0.6)%
Divestiture revenues	—	1.2
Organic revenues:
New and used equipment sales	121.2	126.7	(5.5)	(4.3)%
Parts sales	45.4	45.3	0.1	0.2%
Service revenues	29.4	31.8	(2.4)	(7.5)%
Rental revenues	22.0	23.4	(1.4)	(6.0)%
Rental equipment sales	26.3	17.4	8.9	51.1%
Total organic revenues	$244.3	$244.6	$(0.3)	(0.1)%